Exhibit 10.40

FIRST AMENDMENT TO THE

NONQUALIFIED STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO THE NONQUALIFIED STOCK OPTION AGREEMENT is made and enter into by and between Goodman Networks Incorporated (the “Company”), and Ron Hill (“Participant”), effective as of the 24th day of June, 2009 (the “Amendment Effective Date”).

WHEREAS, pursuant to the Goodman Networks, Incorporated 2000 Equity Incentive Plan (the “Plan”), the Company and Participant entered into that certain Nonqualified Stock Option Agreement dated as of July 31, 2008 (the “Agreement”); and

WHEREAS, the Company and Participant desire to amend the Agreement to (1) change the recipient of Participant’s voting rights with respect to shares subject to an irrevocable proxy under the Agreement, and (2) acknowledge Participant’s consent to operation of the Agreement in accordance with the Plan as amended by the First Amendment to the Goodman Networks, Incorporated 2000 Equity Incentive Plan.

NOW, THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and Participant do hereby agree to amend the Agreement, as of the Amendment Effective Date, as follows:

1. The Agreement is hereby amended by adding a new Section 14A immediately following Section 14 to read as follows:

14A. Participant’s Consent to Plan Amendment. Participant acknowledges receipt of a copy of the First Amendment to the Goodman Networks, Incorporated 2000 Equity Incentive Plan (the “Amendment”) and represents that he is familiar with the terms and provisions thereof. Participant hereby consents to operation of this Stock Option subject to all the terms and provisions of the Amendment.

2. Subsection (b) of the “Restrictions” section of Schedule A to the Agreement is hereby amended by deleting such subsection in its entirety and replacing it with a new subsection (b) to read as follows:

(b) Irrevocable Proxy. Participant acknowledges and agrees that the shares acquired by the exercise of the Stock Option under this Agreement which are not Forfeitable Stock will be deemed automatically subject to an irrevocable proxy (the “Irrevocable Proxy”) which will transfer Participant’s voting rights with respect to such shares to John A. Goodman and Participant agrees, prior to the Company issuing any stock certificates representing shares that are not Forfeitable Stock, to execute the Irrevocable Proxy.

Except as specifically amended hereby, the Agreement remains in full force and effect as originally written.

[Signature Page Follows]

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Amendment effective as of the date first written above.

THE COMPANY:

GOODMAN NETWORKS INCORPORATED

By:	/s/ John Goodman
Name:	John Goodman

PARTICIPANT:

By:	/s/ Ron Hill
Name:	Ron Hill

2